Summary of Unitrin, Inc.

NON-EMPLOYEE DIRECTOR COMPENSATION

Cash Compensation

Board -- annual retainer and attendance fees/reimbursement of expenses:

- $30,000, payable in advance in four, equal quarterly installments

- $1,500 for each board meeting attended

- reimbursement of travel expenses incurred in connection with attending any board of director or committee meetings

Executive Committee -- retainer fees:

- $8,000, payable in advance in four, equal quarterly installments

- Chairman -- additional $8,000, payable in advance in four, equal quarterly installments

Audit Committee -- retainer and meeting fees:

- $12,000, payable in advance in four, equal quarterly installments;

- Chairman -- additional $12,000, payable in advance in four, equal quarterly installments

- $1,000 meeting fee for each Committee meeting attended on a day other than a day when Board meets

Compensation Committee -- retainer fees:

- $5,000, payable in advance in four, equal quarterly installments

- Chairman -- additional $5,000, payable in advance in four, equal quarterly installments

Nominating & Corporate Governance Committee -- retainer fees:

- 5,000, payable in advance in four, equal quarterly installments

Chairman -- additional $10,000, payable in advance in four, equal quarterly installments

Equity Compensation

Pursuant to the 1995 Non-Employee Director Stock Option Plan, non-employee directors receive an annual stock option grant for 4,000 shares of the Company's common stock.